EMPLOYMENT AGREEMENT

     This Employment Agreement is entered into as of April 16, 1996 by and between American Multi-Cinema, Inc. (the "Company") and Richard M. Fay (the "Employee").
     In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:
      1.Duties. Employee shall devote his full time and attention as President of AMC Film Marketing to the business of AMC Film Marketing and its affiliates, as directed from time to time by the Chief Executive
Officer of the Company or its Board of Directors.
      2. The Term. The term of Employee's employment with the Company pursuant to this Agreement shall be from September 8, 1995 through
September 7, 1998, subject, however, to paragraph 9 of this Agreement (the "Term").
      3.Compensation.  Employee shall be compensated at an annual base salary of $275,000.00 payable bi-weekly during the Term of this Agreement, plus any payments resulting from an Executive Incentive Plan or other bonus arrangement, if any, as determined from time to time in the sole discretion of the Compensation Committee of the Board of  Directors of the Company
upon the recommendation of the Chief Executive Officer of the Company.
During the first year of this Agreement, Employee shall receive an additional $50,000 for costs associated with relocation. Subject to the following sentence, all or a portion of any earned bonus, may be deferred for a reasonable period of time determined by the Compensation Committee of the Board of Directors of the Company upon the recommendation of the
Chief Executive Officer. The deferred portion will be paid pursuant to and consistent with the Company's compensation policy in effect at the time the bonus is earned, but not later than the end of the Term of this Agreement, provided, however, that the deferred portion shall not be paid to Employee if Employee's employment with the Company is terminated under paragraph
9(a) below.  Employee shall also receive his appropriate share, if any, of all benefits existing from time to time that inure to the benefit of all other executives of the Company, as determined in the sole discretion of the Board of Directors of the Company, such as group insurance, pension plans, 401(k) plan, stock purchase plans and the like, subject to the eligibility provisions of each respective plan, as amended from time to time.
      4.Expense Reimbursement.
      (a)During the Term of Employee's employment under this Agreement the Company shall reimburse Employee for business travel and entertainment expenses reasonably incurred by the Employee on behalf of the Company in accordance with Company procedures.
      (b)Company shall reimburse Employee for Employee's reasonable approvable relocation costs.
      5.Confidentiality. Employee acknowledges that he knows and in the future will know information relating to the Company and its affiliated companies and their respective operations that is confidential or a trade secret. Such information includes information, whether obtained in writing, in conversation or otherwise, concerning corporate strategy, intent and plans, business operations, financing, pricing, costs, budgets, equipment, potential locations of new screens, the status, scope and terms of pending negotiations and transactions, the terms of existing or proposed leases, contracts and obligations, and corporate and financial reports.
Such confidential or trade secret information does not, however, include information in the public domain unless Employee has, without authority, made it public.
     Employee agrees:  (a) not to disclose such information to anyone except to anyone except in confidence and as is necessary to the performance of his duties for the Company; (b) to keep such information confidential; (c) to take appropriate precautions to maintain the confidentiality of such information; and (d) not to use such information for personal benefit or the benefit of any competitor of the Company or any other person.
     Upon termination of his employment with the Company, Employee shall return originals and copies of all materials in his possession or under his control which were prepared by or relate to the Company or its affiliates, including without limitation the "black book" and other materials containing files, memoranda, price lists, reports, budgets, employee handbooks and confidential information.
      6.Duty of Loyalty.  Employee agrees that he will provide the services contemplated under this Agreement only to and for the benefit of the Company and its affiliates and not for his own benefit or the benefit of any other person.
      7.Non-Competition.
      (a)During the Term of this Agreement and during Employee's employment with the Company under any arrangement or nature whatsoever, and for a period of six (6) months after the termination of Employee's employment, Employee hereby covenants and agrees that he will not, directly or indirectly, either individually or jointly or on behalf of or in concert with any other person or entity, as a proprietor, partner, shareholder, director, officer, employee, agent, consultant or in any other capacity or manner whatsoever, engage in any business activity competitive with the motion picture exhibition business of the Company or its affiliates as constituted during the Term of this Agreement and on the date of the termination of this Agreement, including but not limited to film licensing or acquisition, site selection, lease and contract negotiations, and coordination of the execution of leases and other agreements for the operation of motion picture theatres. During the Term of this Agreement and during Employee's employment with the Company under any arrangement or nature whatsoever, and for a period of six (6) months after termination of Employee's employment, Employee hereby covenants and agrees that he will not, directly or indirectly, either individually or jointly or on behalf of or in concert with any other person or entity, as a proprietor, partner, shareholder, director, officer, employee, agent, consultant or in any other capacity or manner whatsoever, compete with the Company for film licensing or acquisition selection, acquisition or leasing of sites recommended to the Company by Employee.
      (b)The parties acknowledge that irreparable damage will result to the Company from any violation of paragraph 7(a) by Employee. The parties expressly agree that, in addition to any and all remedies available to the Company for any such violation, the Company shall have the remedy of restraining order and injunction and any such equitable relief as may be declared or issued by a court to enforce the provisions of paragraph 7(a) and Employee agrees not to claim in any such equitable proceeding that a remedy at law is available to the Company. Notwithstanding anything contained herein to the contrary and if, and only if, any provision of the type contained in paragraph 7(a)
     is enforceable in the jurisdiction in question, if any one or more of the provisions contained in paragraph 7(a) shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law in such jurisdiction as it shall then appear.
      8.Non-Interference. Employee agrees that during the Term of this Agreement and during Employee's employment with the Company under any arrangement or nature whatsoever, and for a period of two years after the termination of Employee's employment, Employee will not (a) solicit, entice or otherwise induce any employee of  the Company or its affiliates to leave the employ of the Company or its affiliates for any reason whatsoever; (b) directly or indirectly aid, assist or abet any other person or entity into soliciting, enticing or inducing any employee of  the
Company or its affiliates to leave their employ or in hiring any employee of the Company or its affiliates; or (c) interfere with any contractual or other business relationship or expectancy between the Company or its affiliates and their employees.
      9.Termination; Severance.
      (a)Termination Without Severance.  The employment of Employee with the Company shall terminate without severance upon Employee's resignation or voluntary departure from AMC Film Marketing (except under the circumstances described in  paragraph 9(b) below),
     Employee's death,  the disability of Employee which renders him unable to perform his usual and customary duties for a period of 180 consecutive days,  a good faith determination of the Company or the
     Board of Directors that Employee has been dishonest or has committed a breach of trust respecting the Company, or (v) a good faith determination of the Company or the Board of Directors that Employee has breached a term of this Agreement.
      (b)Termination With Severance.
               (i)The employment of Employee with the Company may be terminated with or without cause with severance at any time by the Chief Executive Officer of the Company or the Board of Directors in his or their sole discretion.
              (ii)Upon any termination of Employee's employment pursuant to this paragraph 9(b), the Company shall elect at its sole discretion and pay to Employee one of the two alternative severance compensation payments described in clause (A) or (B) below.
              (ii)Installment Payments.  An amount equal to the base salary of Employee in effect at the time of termination, payable over the remaining Term of Employee's employment hereunder pursuant to paragraph 2 above, payable in advance at the beginning of each month in equal monthly installments over such remaining term; or
              (ii)Lump-sum Payment. Within 30 days of the date of termination, Employee shall receive an amount equal to the net present value of the payments described in paragraph 9(b)(ii)(A) above. The discount of such payments to their net present value shall utilize a discount rate equal to the prime rate of interest published in The Wall Street Journal on the date of termination (such prime rate currently defined in The Wall Street Journal as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks) or if such rate is not available, then the prime rate of interest of Boatmen's Bank of Kansas City in effect on the date of termination (hereinafter the "Prime Rate").
     The Company shall have the right to elect the severance compensation described in clause (A) or (B) above, at its sole discretion. Any amounts payable under clause (A) or (B) above shall be reduced by any wages, compensation or income, cash or otherwise, received by Employee from sources other than the Company during the remaining Term following the date of termination, excluding, however, any interest, dividends and other income of Employee generated by passive investment activities of Employee. Employee hereby agrees to use his best efforts to obtain other comparable employment after the date of termination and to maximize the compensation received by Employee from sources other than the Company during such remaining Term. Employee also agrees to send notice to the Company of any employment obtained after the date of termination. Employee shall provide to the Company all records and other documents which relate to his wages, compensation or income for such one-year period other than interest, dividends and other income generated by passive investment activities, including but not limited to, check receipts, Form W-2s, Form 1099s and
Form K-1s.
             (iii)Notwithstanding any provision of this Agreement to the contrary, the aggregate value of all severance benefits received by Employee under this paragraph 9(b) shall not exceed an amount (the "Maximum Severance Amount") equal to 299% of Employee's base amount of the five-year period immediately preceding the date of termination. For purposes of the preceding sentence: (i) the "aggregate value of all severance benefits" shall be computed in the manner in which the aggregate present value of payments in the nature of compensation which are contingent on a change in control are computed under Internal Revenue Code s/s 280G; and (ii) the term "base amount" shall have the meaning given to such term in such
          s/s 280G. In the event the Internal Revenue Service makes a retroactive determination or adjustment that results in the aggregate value of the severance benefits received by Employee exceeding the Maximum Severance Amount, Employee shall immediately on demand by the Company pay the Company in cash an amount equal to the excess of the aggregate value of the severance benefits over the Maximum Severance Amount.
      10.Survival. Upon termination of Employee's employment with the Company, the respective rights and obligations of the Company and Employee under sections 1, 2, 3 and 4 hereof shall cease. However, the Company's and Employee's obligations under sections 5, 6, 7, 8 and 9 hereof shall survive the termination of Employee's employment with the Company.
      11.Total Compensation.  The compensation to be paid to Employee under this Agreement shall be in full payment for all services rendered by Employee in any capacity to the Company or any affiliate of the Company, as may be reasonably designated from time to time by the Chief Executive Officer of the Company or the Board of Directors.
      12.Notices. All notices, requests, demands or other communications under this Agreement shall be in writing addressed as follows:
     If to the Company, to:
                                                    AMC Entertainment
                                                    International, Inc.
                                                    106 West 14th Street
                                                    Suite 1700
                                                    Kansas City,
                                                    Missouri  64105
                                                    Attention:  Stanley
                                                    H. Durwood

             With a copy to:

                                                    R. F. Beagle, Esq.
                                                    Lathrop & Gage L.C.
                                                    2345 Grand Boulevard
                                                    Suite 2800
                                                    Kansas City,
                                                    Missouri  64108

                                                       (a)             If to
             Employee, to:

                                                    Richard M. Fay
                                                    AMC Film Marketing
                                                    21700 Oxnard Street
                                                    Suite 640
                                                    Woodland Hills,
                                                    California 91367

 Any such notice, request, demand or other communication shall be effective as of the date of actual delivery thereof. Either party may change such notice address by written notice as provided herein.
      13.Governing Law. This Agreement shall be governed by the laws of the State of Missouri.
      14.Entire Agreement. This Agreement represents the entire agreement of the parties hereto and shall not be amended except by a written agreement signed by all the parties hereto. This Agreement supersedes any prior oral or written agreements or understandings between the Company, or any affiliate of the Company, and Employee concerning Employee's relationship and employment with the Company or any affiliate of the Company.
      15.Severability. In the event one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement or any other application thereof shall not in any way be affected or impaired thereby.
      16.Attorneys' Fees.The prevailing party in any dispute brought to enforce, interpret or apply any of the provisions of this Agreement or in any action for breach of this Agreement shall be entitled to their attorneys' fees and costs.
      17.Miscellaneous Provisions. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. This Agreement shall not be assignable by one party without the prior written consent of the other party. Paragraph headings herein have no legal significance.
 IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.
                  "COMPANY"

               AMERICAN MULTI-CINEMA, INC.



                  By:


                  "EMPLOYEE"




                  Name:  Richard M. Fay